                                                          EXHIBIT NO. 10.23

                        ENERGY SERVICE COMPANY, INC.
                      SELECT EXECUTIVE RETIREMENT PLAN


  This  Select Executive Retirement Plan  (the "Plan") is  made and entered
into  by   Energy  Service  Company,  Inc.,  a  Delaware  corporation  (the
"Company") this 27th day of February 1995, effective as of April 1, 1995.

                                 ARTICLE I

                      PURPOSE; FINANCING PLAN BENEFITS


  1.1 Purpose. The purpose of this Plan is to provide a select group of management or highly compensated Employees of the Company and any Employer who, with the consent of the Company, adopts this Plan with certain nonqualified deferred compensation benefits as described herein. The Employer intends that the Plan shall constitute an "unfunded plan" for purposes of the Code and Title I of ERISA, as amended, and that any Participant or Beneficiary shall have the status of an unsecured general creditor of the Employer as to the Plan and any trust fund that may be established by the Employer, or asset identified specifically by the Employer, as a reserve for the discharge of its obligations under the Plan.

  1.2 Financing Plan Benefits. All Benefits under this Plan shall be paid or provided directly by the Employer. Such Benefits shall be general obligations of the Employer which shall not require the segregation of any funds or property therefor. Notwithstanding the foregoing, in the discretion of the Employer, the Employer's obligations hereunder may be satisfied from a grantor trust established by the Employer, the terms of which will be substantially similar to the terms of the model trust issued by the Internal Revenue Service in Revenue Procedure 92-64, from an escrow account established at a bank or trust company, or from an insurance contract or contracts owned by the Employer. The assets of any such trust, escrow account and any such insurance policy shall continue for all purposes to be a part of the general funds of the Employer, shall be considered solely a means to assist the Employer to meet its contractual obligations under this Plan and shall not create a funded account or security interest for the benefit of any Participant under this Plan. All such assets shall be subject to the claims of the general creditors of the Employer in the event the Employer is Insolvent. If a single trust or other funding vehicle is established as a reserve for the obligations hereunder of more than one Employer, the assets of any such trust or funding vehicle shall, to the extent attributable to contributions made by a particular Employer, be subject to the claims of the general creditors of that Employer in the event such Employer is Insolvent, and each Employer will be treated as a separate grantor to the extent of its participation in any trust so established. To the extent that any person acquires a right to receive a payment from an Employer under the Plan, such right shall be no greater than the right of any unsecured general creditor of that Employer. If a trust is established as provided for in this Section 1.2, earnings and/or losses of the trust attributable to amounts credited to a Participant's Account shall increase or, if applicable, decrease such
Participant's Account for purposes of determining the Participant's Benefits payable hereunder.


                                 ARTICLE II

                                DEFINITIONS

  The following words and phrases when used in this Plan shall have the respective meanings set forth below unless the context clearly indicates otherwise:

  2.1 ACCOUNT means the separate bookkeeping account established with respect to each Participant to which his Benefits are credited in accordance with Article IV hereof.

  2.2 ADMINISTRATOR means the Board, except to the extent that the Board has appointed another person or persons to serve as the Administrator with respect to the Plan.

  2.3 AFFILIATED COMPANY means the Company and other entity that is, along with the Company, a member of the same controlled group of trades or business [as defined in section 414(b) or (c) of the Code] as the Company.

  2.4 ANNIVERSARY DATE means December 31, 1995 and each following December 31 during the term of this Agreement.

  2.5     BENEFICIARY  means   the  person  designated  in   writing  by  a
Participant pursuant to Section 5.4 to receive his Benefits in the event of his death.

  2.6 BENEFITS mean amounts representing Participant's Deferred Compensation Elections described in Section 4.1, and the vested portion of Employer Contributions described in Section 4.3 credited to each Participant's Account, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts, if applicable pursuant to Section 1.2 hereof.

  2.7 BOARD means the Board of Directors of the Company, or any committee of the Board authorized to act on its behalf.

  2.8     CODE means the Internal Revenue Code of 1986, as amended.

  2.9 COMPENSATION means amounts paid to a Participant by the Employer as base salary.

  2.10    DEFERRED   COMPENSATION   means   the  amount   credited   to   a
Participant's Account pursuant to a Participant's Deferred Compensation Elections in accordance with Section 4.1 hereof.

  2.11    DEFERRED  COMPENSATION   ELECTION   means  the   election  by   a
Participant to defer his Compensation in accordance with Section 4.1.

  2.12 DEFERRED COMPENSATION/PARTICIPATION AGREEMENT means the individual agreement executed by each Participant under the Plan pursuant to which the Participant designates a Beneficiary and makes his Deferred Contribution Election.

  2.13 DISABILITY means a Participant's disability which, in the opinion of a physician approved by the Administrator, renders the Participant unable to perform his normal duties for the Employer.



  2.14 ELIGIBLE EMPLOYEE means an Employee who is selected by the Board pursuant to Section 3.1 hereof as eligible to participate in the Plan.

  2.15 EMPLOYEE means any person employed by an Employer who is on the Employer's U.S. dollar payroll.

  2.16 EMPLOYER means the Company and any other Affiliated Company, with respect to its Employees, provided that the governing body of each such Affiliated Company adopts the Plan on behalf of its Employees and authorizes the execution of an agreement to participate in the Plan.

  2.17 EMPLOYER CONTRIBUTIONS means amounts credited to a Participant's Account pursuant to Section 4.3 hereof.

  2.18 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

  2.19 INSOLVENT means, with respect to each Employer, such Employer being unable to pay its debts as they mature or being subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

  2.20    NORMAL RETIREMENT AGE  means the date  a Participant attains  age
65.

  2.21 PARTICIPANT means an Eligible Employee who has elected to participate in the Plan by executing a Deferred Compensation/Participation Agreement in accordance with Section 4.1 hereof.

  2.22 PERIOD OF SERVICE means, for each Employee eligible to participate in the Plan on and after April 1, 1995, the period commencing April 1, 1995 and ending December 31, 1995 and thereafter, the twelve-month period ending each December 31. For an Employee who first becomes eligible to participate in the Plan after April 1, 1995, his first Period of Service shall commence on his eligibility date and shall end on the following December 31st.

  2.23 YEAR OF SERVICE means each calendar year during which an Employee performs 1,000 hours of service for an Affiliated Company (and any other entity, if the Employee's service with such entity would be recognized for purposes of the ENSCO Savings Plan), including all Years of Service prior to the effective date of the Plan.

                                ARTICLE III

                                ELIGIBILITY

  3.1     ELIGIBILITY TO PARTICIPATE.   The Board shall meet at  least once
prior to each Period of Service during the term of this Agreement and irrevocably specify the name of each Employee who shall be entitled to participate in the Plan for the immediately following Period of Service.
In addition, the Board may meet during a Period of Service for the purpose of designating an individual who has become an Employee during that Period of Service as eligible to participate in the Plan for the remaining portion



of that Period of Service. An Employee shall be eligible to receive a benefit hereunder if such Employee has been designated as an Eligible Employee pursuant to this Section 3.1 and has entered into a Deferred Compensation/Participation Agreement with the Employer in accordance with
Section 4.1 hereof. If the Board fails to designate an Employee as eligible to participate in the Plan for a particular Period of Service and such Employee was eligible to participate in the Plan for the immediately preceding Period of Service, the Board shall notify the Employee in writing of his ineligibility to participate in the Plan as soon as administratively possible after making its decision regarding his eligibility.

  3.2 CESSATION OF PARTICIPATION. A Participant will cease to be a Participant as of the earlier of (i) the date on which the Plan terminates or (ii) the date on which he ceases to be an Eligible Employee under
Section 3.1.

                                 ARTICLE IV

                  PARTICIPATION, PLAN BENEFITS AND VESTING

  4.1     PARTICIPATION ELECTION;  DEFERRED COMPENSATION ELECTIONS.   On or
prior  to the effective date of the  Plan, each Eligible Employee may elect to defer up to 14% of  his Compensation otherwise payable for the remainder of the 1995  calendar year, reduced  by the percentage of  his Compensation that he has  elected to contribute to  the ENSCO Savings Plan  for the 1995
calendar  year.   Thereafter, prior  to  the beginning  of  each Period  of
Service, an Eligible Employee  may irrevocably elect to defer  a percentage of  his  Compensation payable  for that  Period of  Service by  executing a
Deferred  Compensation/Participation   Agreement  in   such  form   as  the
Administrator shall prescribe. Prior to each Period of Service commencing after December 31, 1995, the Board shall determine the maximum percentage of Compensation  that each  Eligible Employee  may elect  to defer for  the
immediately  following  Period  of  Service;  provided,  however,  that   a
Participant may not elect to defer a percentage of his Compensation for any calendar year which, when aggregated with his elective salary deferrals under the ENSCO Savings Plan, would exceed 10% of his Compensation for the
calendar year.   Notwithstanding the preceding  provisions of this  Section
4.1, for the first Period of  Service in which an Employee becomes eligible to participate in the Plan, the Eligible Employee may elect within 30 days after the date he is notified of his eligibility to participate in the Plan to  defer  Compensation (up  to  such  maximum percentage  of  Compensation permitted by the Board for that Period of Service) with respect to Compensation for services performed subsequent to the election. From time to time during each Period of  Service for which a Participant has executed a Deferred Compensation/Participation  Agreement, the Employer will  credit the amount  of the Participant's Deferred Compensation  to his Account.  If
an Eligible Employee does not execute a Deferred Compensation/Participation Agreement and elect to defer an amount of his Compensation, for a particular Period  of Service in accordance  with this Section 4.1,  he may not participate in the Plan for that Period of Service. Thereafter, he may elect to participate in the Plan with respect to future Periods of Service,
if   he   is  then   an  Eligible   Employee,   by  executing   a  Deferred
Compensation/Participation Agreement and irrevocably electing to defer a percentage of his Compensation prior to any such future Period of Service.


  4.2 PLAN BENEFITS. Subject to the vesting provisions of Section 4.4 hereof and the provisions of Article V, the Benefits to which a Participant and, if applicable, his Beneficiary shall be entitled under the Plan will consist of Deferred Compensation and Employer Contributions credited to such Participant's Account, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts pursuant to
Section 1.2 hereof.

  4.3 EMPLOYER CONTRIBUTIONS. For each calendar year, the Employer will credit each Participant's Account with amounts that represent Employer Contributions equal to such percentage, as determined from time to time by the Board under the ENSCO Savings Plan, of the Participant's Deferred Compensation Election for that calendar year up to 6% of the Participant's Compensation, reduced by the amount of employer matching contributions, if any, made on behalf of the Participant to the ENSCO Savings Plan for that calendar year. Amounts representing Employer Contributions shall be determined and credited to each Participant's Account after first crediting employer matching contributions to the Participant's account under the ENSCO Savings Plan. The value of Employer Contributions credited to a Participant's Account will be used, along with the Participant's Deferred Compensation, to determine his Benefits as specified herein.

  4.4     VESTING.  In   the  event  of  a   Participant's  termination  of
employment with the Employer, he will be entitled to receive:

  (a) 100% of the portion of his Account attributable to his Deferred Compensation, including the earnings thereon if such amounts are invested pursuant to Section 1.2 hereof; and

  (b) the vested portion of his Account attributable to Employer Contributions, including the earnings thereon if such amounts are invested pursuant to Section 1.2 hereof, determined as follows:

                 YEAR OF SERVICE             VESTED PERCENTAGE
                 ---------------             -----------------

                 less than 2                          0
                 2 but less than 3                  20%
                 3 but less than 4                  40%
                 4 but less than 5                  60%
                 5 but less than 6                  80%
                 6 or more                         100%

In addition, a Participant will become 100% vested in his Account regardless of his Years of Service upon the occurrence, while employed by an Employer, of his death or Disability, attainment of his Normal Retirement Age or termination of the Plan.

                                 ARTICLE V

                               DISTRIBUTIONS

  5.1 PAYMENT OF BENEFITS. The amount credited to a Participant's Account pursuant to Article IV hereof, to the extent vested pursuant to
Section 4.4, shall be payable to the Participant or, if  applicable, to his
Beneficiary in  accordance with the provisions  of this Article V.   If the
Employer  has obtained  life  insurance  policies  as  a  reserve  for  the


discharge of its obligations under the Plan, the Employer acting through its board of directors may, in its discretion, distribute any such policy to a Participant when the Participant's Benefits become payable to satisfy all or a portion of the Employer's obligation to the Participant hereunder. Unless paid earlier pursuant to Section 5.2, payment of a Participant's
Benefit under the Plan shall commence in the form elected by the Participant pursuant to Section 5.3 hereof within 30 days following the Participant's death, Disability or other termination of employment with the Employer.

  5.2 TIMING OF CERTAIN PAYMENTS. Notwithstanding any other provision of this Agreement to the contrary, the Board shall have the right to pay Benefits to Participants prior to the time such Benefits otherwise would be payable hereunder if the Board in good faith determines that either of the following conditions or events has occurred:

  (a) A change in circumstances relating to the operation of the Plan or the taxation of Participants, arising from a change in the federal or applicable state tax or revenue laws, a published ruling or similar announcement by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a change in securities laws or regulations, the issuance of an advisory opinion, regulation or other published position by the Department of Labor, or a change in accounting requirements which causes (i) Participants to be taxable on their Benefits prior to the time Benefits otherwise would be payable hereunder, (ii) the Plan to be considered as funded for purposes of Title I of ERISA, or
          (iii) a material change regarding the tax or financial accounting consequences of maintaining the Plan to the Employer.

  (b) An unforeseeable emergency of the Participant. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the
          Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. An unforeseeable emergency will not exist, however, if the emergency may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause a severe financial hardship. In addition, an unforeseeable emergency will not exist, as a result of the Participant's need to send a child to college or desire to purchase a home. The amount distributed to a Participant on account of an unforeseeable emergency may not exceed the amount reasonably necessary to satisfy such emergency.

  5.3     FORM  OF PAYMENT.   Each  Participant may  elect on  his Deferred
Compensation/Participation Agreement  whether his Benefits will  be paid in
the  form  of  a   single  sum  payment  or  substantially   equal  monthly
installments over a period of 60 months.  Such election may  not be changed by the Participant  during the one-year period ending on  the date on which
payment  of  his  Benefits  commence  or at  any  time  thereafter.    If a
Participant has not elected a form of payment for his Benefits pursuant to this Section 5.3, the Participant's Benefits will be paid in a single sum payment. If such Participant is receiving installment payments hereunder


and dies prior to the payment of all monthly installments, the remaining portion of the Participant's Benefits will continue to be paid in monthly installments to his Beneficiary for the remaining installment period in the same amount and manner as they would have been paid to the Participant.

  5.4 DESIGNATION OF BENEFICIARY. Each Participant must designate a Beneficiary to receive his Benefits in the event of his death, by completing his Deferred Compensation/Participation Agreement and filing it with the Administrator. The Administrator will recognize the most recent written Beneficiary designation on file prior to a Participant's death. If a designated Beneficiary is not living at the time of the Participant's death, then the Administrator will pay Participant's Benefits to the Participant's personal representative, executor, or administrator, as specified by the appropriate legal jurisdiction. Any such payment to the
Participant's   Beneficiary   or,   if    applicable,   to   his   personal
representative, executor or administrator shall operate as a complete discharge of all obligations of the Administrator and the Employer to the extent of the payment so made.

                                 ARTICLE VI

                            PLAN ADMINISTRATION

  6.1 AUTHORITY OF THE ADMINISTRATOR. The Administrator shall have full power and authority to interpret, construe and administer the Plan. The Administrator's interpretation and construction hereof, and actions hereunder, including any determination of the amount or recipient of any payment to be made under the Plan, shall be binding and conclusive on all persons and for all purposes. In addition, the Administrator may employ attorneys, accountants, and other professional advisors to assist the Administrator in its administration of the Plan. The Company shall pay the reasonable fees of any such advisor employed by the Administrator. To the extent permitted by law, the Administrator, any member of the Board and any employee of an Employer shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own wilful misconduct or lack of good faith.

  6.2     CLAIMS  PROCEDURE.   The Administrator  shall be  responsible for
administering claims for Benefits under the Plan pursuant to the procedures contained in this Section 6.2.

  (a)     In  the event that Benefits are not  paid to a Participant (or to his Beneficiary in the case of the Participant's death) and such claimant believes he is entitled to receive Benefits, then a written claim must be made to the Administrator within sixty days from the date payments are refused. The Administrator will review the written  claim, and if  the claim  is denied in  whole or  in part,  the Administrator  will provide  in writing  within ninety days of receipt of the claim the specific reasons for such denial, reference to the pertinent provisions of the Plan upon which  the denial is based,  and a description  of any additional
          material  or information  necessary to  perfect the claim.   Such
          written notice will  further indicate the additional  steps to be taken by the claimant if a further review of the claim denial is desired, including a statement that the claimant may (i) request
          a  review   upon  written   application  to   the  Administrator,


          (ii) review pertinent plan documents, and (iii) submit issues and comments in writing. If notice of the denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the claimant shall be permitted to proceed with the review procedure described in paragraph (b) below. A claim will be deemed denied if the Administrator fails to take any action within the said ninety-day period.

  (b) A request by the claimant for a review of the denied claim must be delivered to the Administrator within sixty days after receipt by such claimant of written notification of the denial of such claim (or the date that the claim is deemed denied). The Administrator shall, not later than sixty days after receipt of a request for a review, make a determination concerning the claim. A written statement stating the decision on review, the specific reasons for the decision, and the specific provisions of the Plan on which the decision is based shall be mailed or delivered to the claimant within such sixty day period. If the decision on review is not furnished within the appropriate time, the claim shall be deemed denied on review.

All communications from the Administrator to the claimant shall be written in a manner calculated to be understood by the claimant. All interpretations, determinations and decisions by the Administrator in respect of any matter hereunder will be final, conclusive, and binding upon the Employer, Participants, Beneficiaries, and all other persons claiming an interest in the Plan.

  6.3 COST OF ADMINISTRATION. The cost of this Plan and the expenses of administering the Plan shall be paid by the Employer.

  6.4     LIMITATIONS  ON  PLAN   ADMINISTRATION.    No   person  to   whom
discretionary authority is granted hereunder shall vote or act upon any matter involving his own rights, benefits or participation in the Plan.

                                ARTICLE VII

                         AMENDMENT AND TERMINATION

  7.1 AMENDMENT. The Board shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Employers then participating in the Plan, except as otherwise provided in such amendment; provided, however, that no such action shall affect any Benefit adversely to which a Participant would be entitled had his employment been terminated immediately before such amendment was effective.

  7.2 TERMINATION OF THE PLAN. The Company has established this Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, the Board, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time; provided, however, that no such action shall affect any Benefit adversely to which a Participant would be entitled had his employment been terminated immediately before such termination was effective.



                                ARTICLE VIII

                             GENERAL PROVISIONS

  8.1 RIGHTS AGAINST EMPLOYER. The Plan shall not be deemed to be a consideration for, or an inducement for, the employment of any Employee by the Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, without regard to the effect such discharge may have on any rights under the Plan.

  8.2 ACTION TAKEN IN GOOD FAITH. To the extent permitted by ERISA, the Administrator and each employee, officer and director of an Affiliated Company who have duties and responsibilities with respect to the establishment or administration of the Plan shall be fully protected with respect to any action taken or omitted to be taken by them in good faith.

  8.3 INDEMNIFICATION OF EMPLOYEES AND DIRECTORS. The Company hereby indemnifies the Administrator and each employee, officer and director of an Affiliated Company to whom responsibilities are delegated under the Plan against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of any delegation of responsibilities hereunder, except with regard to any matters as to which they shall be adjudged in such action or proceeding to be liable for gross negligence or willful misconduct in connection therewith.

  8.4 PAYMENT DUE AN INCOMPETENT. If the Administrator shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of mental or physical illness, accident, or death, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister or any person deemed by the Administrator, in its sole discretion, to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine. Any such payment shall be a complete discharge of the liabilities of the Employer under this Plan, and the Employer shall have no further obligation to see to the application of any money so paid.

  8.5 SPENDTHRIFT CLAUSE. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.



  8.6 SEVERABILITY. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

  8.7     CONSTRUCTION.   The article and section headings  and numbers are
included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

  8.8 GOVERNING LAW. The validity and effect of this Plan, and the rights and obligations of all persons affected hereby, shall be construed and determined in accordance with the laws of the State of Texas unless superseded by federal law.

  IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the day and year first above written.

                                        ENERGY SERVICE COMPANY, INC.



                                        By:  /S/ WILLIAM S. CHADWICK, JR.
                                             ----------------------------